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                                                                     EXHIBIT 5.1

[COOLEY GODWARD LLP LOGO]            ATTORNEYS AT LAW             Broomfield, CO
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September 12, 2003                   www.cooley.com

PeopleSoft, Inc.                     THOMAS Z. REICHER
4460 Hacienda Drive                  (650) 843-2381
Pleasanton, California 94588         reichertz@cooley.com


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by PeopleSoft, Inc. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of up to an aggregate of 17,690,148 shares of the Company's Common Stock, par value $0.01 per share (the "Shares") pursuant to its Amended and Restated 1989 Stock Option Plan (the "1989 Plan") and its 2003 Directors Stock Plan (collectively, the "Plans").

In connection with this opinion, we have examined the Registration Statement and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plans and the Registration Statement, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP

By: /s/ THOMAS Z. REICHER
    -----------------------------
        Thomas Z. Reicher